UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 4, 2015

Independence Bancshares, Inc.
(Exact name of registrant
as specified in its charter)

South Carolina	333-121485	20-1734180
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

500 East Washington Street, Greenville, South Carolina, 29601
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (864) 672-1776

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

On October 4, 2015, the Board of Directors of Independence Bancshares, Inc. (the “Company”) appointed Lawrence R. Miller, the president and chief executive officer of Independence National Bank, the wholly owned subsidiary of the Company (the “Bank”), as the Company’s interim chief executive officer. Mr. Miller was also appointed to the Board of Directors of the Company, effective immediately. Mr. Miller will not receive any additional compensation as interim chief executive officer or as a director. No committee assignments have been made yet for Mr. Miller.

Mr. Miller, 68, previously served as the Company’s president and chief executive officer until December 31, 2012. He has over 41 years of banking experience, having held various positions in the banking industry since November 1971. He was most recently market chief executive officer for SouthTrust Bank from 1995 until he retired in March 2004. In June 2004, he joined the Bank. While with SouthTrust Bank, Mr. Miller successfully opened seven offices in 10 years. He has lived in Upstate South Carolina for over 40 years and has been actively involved in the community and its future planning. He has served as a trustee for the College of Charleston for thirteen years, for which he chaired both the audit and finance committees, and is past board chairman of Christ School, Arden, North Carolina for which he served as a trustee for ten years. Mr. Miller is a member of the South Carolina Bankers Association Council and a former board member of the South Carolina Bankers Association. He has served on both the economic development board of the Greenville Chamber of Commerce and the board of directors of the Greer Chamber of Commerce. Mr. Miller graduated from Newberry College, from the School of Banking of the South at Louisiana State University, and from the National Commercial Lending Graduate School at the University of Oklahoma. Mr. Miller currently serves on the Bank’s board of directors.

As previously disclosed by the Company, on September 25, 2015, the Company suspended the development of its digital banking, payments and transaction services business, and in connection therewith, terminated the employment of those employees who were primarily engaged in developing this business, including the Company’s chief executive officer, Gordon A. Baird, effective immediately. Commenting on this decision, Robert B. Willumstad, Chairman of the Board of the Company, stated, “After two years and nine months of investing in the development of this business, we have not made enough progress and therefore the Board made a financial decision, which it determined to be in the best interests of the Company and its shareholders, to suspend the development of this business.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE BANCSHARES, INC.

Dated:	October 5, 2015	By:	/s/ Martha L. Long
Name: Martha L. Long
Title: Chief Financial Officer